CUSIP No.  05575Y208

EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G dated November 12, 2026 with respect to the shares of Common Stock of B-SCADA, INC. and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: November 12, 2026		YORKMONT CAPITAL PARTNERS, LP

	By:	YORKMONT CAPITAL MANAGEMENT, LLC its General Partner

	By:	/s/ Graeme P. Rein
Graeme P. Rein, Managing Member

YORKMONT CAPITAL MANAGEMENT, LLC

By:	/s/ Graeme P. Rein
Graeme P. Rein, Managing Member

GRAEME P. REIN

By:	/s/ Graeme P. Rein
Graeme P. Rein